Exhibit 10.2
AMENDED AND RESTATED
AKORN, INC.
EMPLOYEE STOCK PURCHASE PLAN
“AKORN EQUITY”
Amended Effective September 1, 2009

AKORN, INC
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

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1. Definitions. For purposes of this Plan, the following terms have the following meanings unless the context requires otherwise:
     “Board” means the board of directors of the Company.
     “Business Day” means a day, Monday through Friday, on which banks are generally open for business in each of New York, New York and Lake Forest, Illinois.
     “Certificate” means a stock certificate issued to a Participant representing the shares of Common Stock purchased for such Participant under and in accordance with this Plan.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Board or a committee of the Board, whichever is then authorized to administer this Plan by a resolution of the Board.
     “Common Stock” means the common stock of the Company.
     “Company” means Akorn, Inc., and its wholly-owned subsidiary, Akorn (New Jersey) Inc.
     “Current Compensation” means all W-2 cash compensation, including, but not limited to, base salary, wages, commissions, overtime and shift premiums, provided, however, that for purposes of determining a Participant’s Current Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if such Participant did not make such election.
     “Election to Participate Form” means an enrollment form which authorizes payroll deductions from an employee’s Current Compensation.
     “Eligible Employee” means any employee of the Company other than (i) any employee who is not employed by the Company prior to the beginning of such Offering Period; (ii) any employee who is customarily employed for twenty (20) hours or less per week; (iii) any employee who is customarily employed for five (5) months or less in a calendar year; (iv) any employees who owns stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; or (iv) any individual who provides services to the Company as an independent contractor who is reclassified as common law employees for any reason except for federal income and employment tax purposes.
     “Fair Market Value” means the closing sale price on a particular day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASD Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected by the Board, making a market in the Common Stock, in each case rounded to the next higher cent
     “Human Resources Department” means the Company’s human resources department.
     “Offering Date” means the first Business Day of each calendar year quarter.

     “Participant” means an eligible employee who has authorized payroll deductions in the manner set forth in this Plan.
     “Plan” means this Akorn, Inc. Amended and Restated Employee Stock Purchase Plan, as the same may be amended.
     “Purchase Date” means the last Business Day of each calendar year quarter.
     “Purchase Price” means the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date.
     “Short Term Disability” means a leave of absence due to the provisions specified in the Short Term Disability plan offered by the Company.
     Withdrawal Notice Form” means a form provided by the Human Resources Department pursuant to which a Participant elects to cease making any further payroll deductions by withdrawing from this Plan.
2. Establishment of Plan. The Company may sell an aggregate of 2,000,000 shares of Common Stock under this Plan. In the event of a reclassification or stock split of the Common Stock, the foregoing numbers of shares shall be appropriately adjusted.
3. Purpose. The purpose of this Plan is to provide Eligible Employees with a convenient means of acquiring an equity interest in the Company through payroll deductions and to provide an incentive for continued employment.
4. Administration. This Plan shall be administered under the direction of the Committee. In administering this Plan, it will be necessary to follow various laws and regulations. It may be necessary from time to time to change or waive requirements of this Plan to conform to the law, to meet special circumstances not anticipated or covered in this Plan, or to carry on successful operations of this Plan. Therefore, it is necessary for the Company to reserve the right to make variations in the provisions of this Plan and, Subject to the provisions of this Plan, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Company shall pay all expenses incurred in connection with the administration of this Plan.
5. Eligibility. Any Eligible Employee may participate in this Plan.
6. Election to Participate. Eligible Employees may make an election to participate in this Plan by completing and delivering an Election to Participate Form to the Human Resources Department which authorizes payroll deductions from such employee’s Current Compensation beginning no later than the first pay period commencing in the month following the first Offering Date after such employee satisfies the eligibility requirements and continuing until the earlier of any of the following: (i) the date this Plan is terminated, (ii) the date such Participant’s participation in this Plan is terminated under Section 10 or (iii) the date such Participant reduces his or her payroll deduction percentage to zero under Section 10.1 The Election to Participate Form must be completed and delivered to the Human Resources Department at least two business days before the Offering Date for the calendar quarter as to which an Eligible Employee makes an election to participate.
7. Purchase Common Stock; Issuance of Certificates.
     7.1 Subject to Section 9, on each Purchase Date, so long as this Plan remains in effect and provided that a Participant’s participation in this Plan has not been terminated under Section 10, the Company shall automatically apply the funds then in the Participant’s payroll deduction account to purchase that number of whole shares of Common Stock determined by dividing (a) such Participant’s payroll deduction account balance as of such Purchase Date by (b) the Purchase Price. Any cash remaining in a Participant’s payroll deduction account following the purchase of such whole shares of Common Stock on a Purchase Date shall be retained in such Participant’s payroll deduction account to be used to purchase shares of Common Stock on the next Purchase Date. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any Participant whose participation in this Plan has been terminated prior to such Purchase Date.
     7.2 As promptly as practicable after each Purchase Date, the Company shall issue a Certificate to each Participant. A Participant may not transfer (other than by gift or inheritance) any shares of Common Stock acquired by such Participant under this Plan for one year following the date such shares are issued to such Participant, unless the Company’s president agrees in writing to such transfer. The Certificates shall bear a legend referring to this restriction on transfer. Any attempt to transfer any shares of Common Stock acquired under this Plan other than in accordance with this Plan shall be considered null and void and of no effect.
     7.3 A Participant shall have no interest in any shares of Common Stock, including any voting rights, until the Company has purchased shares of Common Stock for such Participant under Section 7.1.
8. Payroll Deductions.
     8.1 Subject to Section 9, a Participant may elect payroll deductions from a Participant’s Current Compensation in whole percentages from one percent (1%) to fifteen percent (15%), or such lower limit as may be set by the Committee from time to time. Such payroll deductions shall commence on the first payday after an Eligible Employee completes and delivers the enrollment form to the Human Resources Department in the manner set forth in Section 6 and shall continue until earlier of any of the following: (i) the date this Plan is terminated, (ii) the date such Participant’s participation in this Plan is terminated under Section 10, or (iii) the date such Participant reduces his or her payroll deduction percentage to zero under Section 10.1. No interest shall accrue or be paid by the Company on the payroll deductions of a Participant in this Plan.
     8.2 Payroll deductions will be credited to each Participant’s payroll deduction account every pay period.
     8.3 A Participant may not increase or decrease the rate of payroll deductions during a calendar quarter, other than to submit a withdrawal in accordance with Section 10.1.
     8.4 All funds withheld from a Participant’s Current Compensation in accordance with this Plan shall be credited to such Participant’s payroll deduction account. Unless required by law, a Participant may not make any separate payments or contributions into his or her payroll deduction account. All payroll deductions made for a Participant are credited to his or her payroll deduction account under this Plan and are deposited with the general funds of the Company. No interest accrues on any such payroll deductions. The Company may use all payroll deductions received or held by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
9. Limitations on Shares to be Purchased.
     9.1 No Participant shall be entitled to purchase shares of Common Stock under this Plan at a rate which exceeds $25,000 of Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such Participant participates in this Plan. The Company shall automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the payroll deduction percentage in effect immediately prior to such suspension.
     9.2 If the number of shares of Common Stock to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares of Common Stock in as uniform manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased to each Participant affected.

     9.3 Any funds in a Participant’s payroll deduction account which are not used to purchase shares of Common Stock due to the limitations in this Section 10 shall be returned to such Participant as soon as practicable after the Purchase Date, without interest.
10. Termination of Participation.
     10.1 Withdrawal. A Participant may at any time cease making any further payroll deductions by withdrawing from this Plan by completing and delivering a Withdrawal Notice Form to the Human Resources Department provided that such Withdrawal Notice Form is received by the Human Resources Department at least two Business Days before the next Purchase Date. Payroll deductions shall cease effective as of the next payroll period payday following the date the Human Resources Department receives such Withdrawal Notice Form. Upon withdrawal from this Plan, the balance of such Participant’s payroll deduction account shall be returned to such Participant as soon as practicable, without interest, and his or her participation in this Plan shall automatically and immediately terminate. In the event a Participant elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the calendar quarter in which he or she withdrew, but he or she may participate in any subsequent calendar quarter by filing a new Election to Participate Form as set forth in Section 6.
     10.2 Termination of Employment. Termination of a Participant’s employment for any reason, including retirement or death, or the failure of a Participant to remain an Eligible Employee, immediately and automatically terminates his or her participation in this Plan. In such event, the payroll deductions credited to such Participant’s payroll deduction account shall be returned to him or her or, in the case of his or her death, to his or her designated beneficiary, in either case, without interest.
     10.3 Leaves of Absence. Subject to Section 10.1, a Participant who is placed on Short Term Disability may elect to continue participation in or withdraw from this Plan. The participation of any Participant who is placed on any other leave of absence and whose weekly/biweekly pay is interrupted as a result will automatically be terminated from this Plan. In either case, the employee is eligibility for the plan will resume the first offering period after he/she returns to work. Employees returning from a leave of absence who had withdrawn from this Plan or whose participation in this Plan was terminated during the leave, must complete and deliver an Election to Participate Form to the Human Resources Department in accordance with Section 6 to resume participation.
11. Return of Payroll Deductions. In the event a Participant’s participation in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Committee, the Company shall deliver to the Participant the then balance of such Participant’s payroll deduction account as soon as reasonably practicable.
12. Termination of this Plan by the Company.
     12.1 Right of the Company. This Plan is entirely voluntary on the part of the Company and the continuance of this Plan shall not be construed as a contractual obligation of the Company. Accordingly, the Company reserves the right to terminate this Plan at any time. Unless terminated earlier by the Company, this Plan shall terminate on the date all of the shares of Common Stock specified in Section 2 are purchased under this Plan unless additional shares of Common Stock are authorized and reserved for this Plan by the Board and stockholders of the Company.
     12.2 Rights Upon Termination. If this Plan is terminated, the Committee may elect in its sole discretion to either (i) complete the purchase of shares of Common Stock on the next Purchase Date following the date of termination of this Plan or (ii) deliver to each Participant the then balance of such Participant’s payroll deduction account, if any, as soon as reasonably practicable following the date of termination of this Plan. In either case, no Participant shall have any right to acquire shares of Common Stock (other than under clause (i)) under this Plan and the participation of all Participants shall terminate immediately as of the date of termination of this Plan.
13. Nonassignability. Any rights with regard to the exercise of an option to purchase shares of Common Stock under this Plan or to receive shares of Common Stock under this Plan may not be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant and shall not be subject to execution, attachment or similar process. Any such attempt at assignment, transfer, pledge or other disposition, or levy of attachment or similar process shall be void and without effect. No amount in a Participant’s payroll deduction account may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant and any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
14. Reports. Individual records will be maintained for each Participant in this Plan. Each Participant shall receive promptly after the end of each calendar quarter a report of his or her payroll deduction account setting forth his or her payroll deduction balance, the number of shares of Common Stock purchased with such balance, the per share price thereof and the remaining balance, if any.
15. No Rights to Continued Employment. Notwithstanding anything to the contrary herein, neither this Plan nor any Eligible Employee’s participation in this Plan shall confer any right on any employee of the Company to remain in the employ of the Company, or restrict the right of the Company to terminate such employee’s employment.
16. Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges with respect to this Plan.
17. Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company, if any, at the location, or by the person, designated by the Company for the receipt thereof.
18. Term. This Plan was approved by the stockholders of the Company and became effective November 1, 1988, was amended and effective January 1, 2006 and was again amended effective September 1, 2009. This Plan shall continue until the earlier of (a) termination of this Plan by the Committee in accordance with this Plan, or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan. Upon termination of this Plan, the Participant’s option to purchase shares of Common Stock shall be exercised for the whole number of shares of Common Stock which can be purchased with the then balance of such Participant’s payroll deduction account on the date of termination. All funds not used to purchase shares on the date of termination shall be returned to the participant, without interest.
19. Designation of Beneficiary.
     19.1 A Participant may complete and deliver a written designation of a beneficiary with the Human Resources Department who is to receive any shares of Common Stock and cash, if any, from his or her payroll deduction account in the event of such Participant’s death after a Purchase Date but before delivery by the Company to him or her of such shares and cash, if any. In addition, a Participant may complete and deliver a written designation of a beneficiary with the Human Resources Department who is to receive the balance of such Participant’s payroll deduction account in the event of such Participant’s death prior to a Purchase Date. A Participant may change the designation of any such beneficiary at any time by completing and delivering a written designation of a beneficiary with the Human Resources Department bearing a later date.
     19.2 In the event of the death of a Participant and in the absence of a completed and signed designation of a beneficiary with the Human Resources Department who is then living at the time of such Participant’s death, the Company shall deliver any shares of Common Stock or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
20. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares of Common Stock shall not be issued with respect to this Plan unless the issuance and delivery of such shares pursuant to this Plan shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which such shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
21. Applicable Law. This Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Louisiana.
22. Amendment of this Plan. This Plan may be amended by the Board but no amendment may have the effect of modifying a Participant’s election to participate with respect to funds previously withheld, without the consent of such Participant. In addition, the stockholders of the Company must approve any amendment to this Plan which (i) materially increases the number of shares of Common Stock which may be acquired through this Plan, (ii) materially increases the benefits accruing to Participants in this Plan, or (iii) materially modifies requirements for eligibility for participation in this Plan.